Exhibit 99.2

Greenlane Provides Digital Asset Treasury Update:

Completes Deployment of Approximately 50 Million Units of BERA

Total holdings of approximately 70.4 million units of BERA as of February 27, 2026

Up to 50 million units of BERA deployed into validator infrastructure across multiple operators

Jason Hitchcock appointed Chief Executive Officer to advance DAT strategy

Boca Raton, Florida - MARCH 3, 2026 - Greenlane Holdings, Inc. (“Greenlane” or the “Company”) (Nasdaq: GNLN), a company with a Berachain-focused Digital Asset Treasury (“DAT”), is providing an update on its holdings of units of BERA and deployment activity.

Digital Asset Treasury Holdings Update

As of February 27, 2026, the Company held approximately 70.4 million units of BERA1. Since the Company’s last treasury update on December 8, 2025, the following developments have occurred:

BERA Purchases: Between December 4, 2025 and February 27, 2026, the Company acquired approximately 9 million units of BERA at prices ranging from approximately $0.40 to $0.93 per unit of BERA.

Validator Deployment: In January 2026, the Company announced plans to deploy up to 50 million units of BERA into validator infrastructure on the Berachain network comprising approximately 20 million units of BERA across two independently operated validators (announced January 20, 2026) and up to 30 million units of BERA through a partnership with Infrared Finance (announced January 26, 2026). Validator deployment has been structured across multiple operators and is intended to align with Berachain’s protocol-level decentralization constraints. As of February 27, 2026, the Company had deployed approximately 50 million units of BERA into validator infrastructure.

Staking Activity: The Company has sought to stake substantially all of its liquid on-chain holdings of BERA, including units held directly or managed pursuant to structured agreements, through Proof of Liquidity (“PoL”) staking and validator participation. As of February 27, 2026, the publicly reported annualized PoL staking rate on the Berachain network was approximately 25%2, subject to prevailing network conditions3.

Leadership Update

On February 18, 2026, the Company announced the appointment of Jason Hitchcock as Chief Executive Officer. Mr. Hitchcock is a technology executive with over 15 years of experience building and scaling revenue engines across SaaS, blockchain infrastructure, and decentralized finance. He most recently served as Head of Business Development at thirdweb. His mandate is expected to include overseeing corporate strategy, capital allocation, and the continued development of the Company’s DAT initiatives, including seeking to deepen participation within the Berachain ecosystem across validator infrastructure, staking, and liquidity provisioning.

“Since joining Greenlane, my immediate focus has been on the disciplined execution of our Digital Asset Treasury strategy. We have continued to deploy units of BERA into validator infrastructure across the Berachain ecosystem and remain focused on transparent reporting and prudent capital allocation as we seek to build long-term value for shareholders,” said Jason Hitchcock, Chief Executive Officer.

1 Total BERA holding as of February 27, 2026 is comprised of (i) initial BERA holding of 54.2 million units of BERA, per Greenlane press release dated October 24, 2025, (ii) cumulative open-market purchases of 14.9 million units of BERA, (iii) BERA earned from staking and validator participation, and (iv) BERA acquired through structured token trading agreements.

2 Annualized protocol rate calculated using weekly data. “Return” refers to protocol rewards measured in BERA units. A quoted rate of return is a point-in-time protocol figure. Reward and return metrics can fluctuate rapidly, and should not be viewed as indicative of future results or as any guarantee of future performance. The current and historical annualized rates of return may be viewed at any point on https://hub.berachain.com/stake/

3 Prevailing network conditions include, but may not be limited to, protocol parameter changes, reward schedule adjustments, validator set changes and market volatility.

About Greenlane

Greenlane is a global platform for the development and distribution of premium lifestyle accessories and consumer products through a broad network of specialty and convenience retailers and direct-to-consumer channels. Alongside its operating business, in October 2025, the Company initiated a Berachain-focused digital asset treasury strategy dedicated to acquiring BERA and increasing BERA-per-share through treasury management. The Company is a Berachain ecosystem participant focused on supporting the development and operation of blockchain-based infrastructure, including assets and applications built on Berachain. The Company engages in network staking, validator participation, liquidity provisioning, and strategic initiatives intended to contribute to the long-term sustainability of decentralized protocols within its portfolio.

About Berachain

Berachain (BERA) is the first blockchain powered by Proof of Liquidity, an extension of Proof of Stake that aligns network security with ecosystem liquidity. Rather than locking tokens in isolation, Berachain’s PoL mechanism incentivizes users to provide liquidity to decentralized finance applications and stake receipt tokens in Reward Vaults to earn BGT, a non-transferable governance token. Validators direct BGT emissions to Reward Vaults based on protocol incentives, creating a market-driven flywheel that rewards liquidity providers, validators, and stakers in concert. The network operates with three native tokens—BERA (gas and staking), BGT (governance and rewards), and HONEY (native stablecoin)—designed to support sustainable on-chain economies. Berachain reports that it has raised $150 million from leading digital asset investors including Brevan Howard, Framework Ventures, Polychain Capital, Samsung Next, Laser Digital by Nomura, Goldentree Asset Management, SBI VC Trade and more.

Investor Contact:

IR@greenlane.com

or

PCG Advisory

Kevin McGrath

+1-646-418-7002

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are statements other than historical facts and include, without limitation, statements regarding progress and achievement of the Company’s goals regarding BERA acquisition, staking, and validator participation, the development of the Berachain network ecosystem including business adoption of the network, the long-term value of BERA, continued growth and advancement of the Company’s DAT strategy and the applicable benefits to the Company, and other projections or statements of plans and objectives.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control, that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; developments in technology and the competitive landscape; changes in the regulatory landscape applicable to digital assets, including BERA; the market performance of BERA; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2025, Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 14, 2025 and in other subsequent filings with the SEC. These filings are available at www.sec.gov. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Cautionary Note Regarding Digital Assets

BERA is a digital asset that is not legal tender, is not backed by any government or central bank, and may be subject to extreme price volatility, regulatory uncertainty and technological risk. Investments in and exposures to digital assets such as BERA are highly speculative and may result in the loss of all or a substantial portion of the invested capital. Statements about the Berachain protocol, its consensus model, ecosystem projects, and fundraising are based on publicly available information and/or information provided by third parties. The Company has not independently verified all such information and makes no representation as to its accuracy or completeness. Protocol parameters and incentive mechanisms may change over time through governance or other processes. The Company’s activities involving BERA and other digital assets may not be suitable for all investors and are subject to the risks described in the “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2025, Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 14, 2025 and in other subsequent filings with the SEC. These filings are available at www.sec.gov.